***Text Omitted and Filed Separately with the Commission
Confidential Treatment Requested
Under 17 C.F.R. Sec. 200.80(b)(4),
200.83 and 240.24b-2

Exabyte Payment and Repayment Plan

Memorandum of Understanding

This Memorandum records mutual agreements reached as of this 14th day of February, 2003, between Exabyte Corporation, having a place of business at 1685 38th Street, Boulder, Colorado 80301 U.S.A, and Nihon Exabyte Corporation, a representative and agent of Exabyte Corporation, having a place of business at Kasumigaseki Building, 35F, 3-2-5 Kasumigaseki, Chiyoda-ku, Tokyo, Japan, (referred to here collectively as "Exabyte") and Hitachi, Ltd. having a place of business at 292 Yoshida-Cho, Totsuka-Ku, Yokohama, 244-0817, Japan (referred to here as "Hitachi").

This Memorandum shall document agreements between Exabyte and Hitachi regarding special payment terms for the total amount of accounts payable owed by Exabyte to Hitachi as of December 31, 2002 ("12/31/02 Total Amount Payable"). Exabyte shall repay the 12/31/02 Total Amount Payable in full and in such amounts with accrued interest and on such dates as defined in the attached payment schedule ("Repayment Schedule"). Exabyte shall pay for new purchases made from Hitachi after 12/31/2002 according to the payment terms ("Payment Terms") defined in the attachment.

The payment with regard to Repayment Schedule and Payment Terms shall be made by Exabyte through Nihon Exabyte to Hitachi under the Plan defined in the attachments.

Except in the case of any failure by Exabyte or other event as defined below and to the extent that Exabyte is in compliance with the Payment Terms regarding any shipments received from Hitachi after 12/31/02, Hitachi agrees to make a reasonable effort to continue shipments to Exabyte in accordance with the Manufacturing and Supply Agreement between Exabyte and Hitachi.

At the option and sole discretion of Hitachi, the entire unpaid balance of the 12/31/02 Total Amount Payable and all accrued interest, if any, and the total new accounts payable to Hitachi after 12/31/02 shall become immediately due and payable and any agreements among the parties shall immediately terminate, except for those provisions in any agreements which by specification or by their nature should survive termination, upon the occurrence of any one or more of the following events:

       i.       any failure by Exabyte to make a payment according to the Repayment Schedule when such payment is due;

       ii.      any failure by Exabyte to comply with the Payment Terms with respect to payables owed to Hitachi by Exabyte for purchases made and shipments received after December 31, 2002; Exabyte currently owes Hitachi a total of Y[...***...] that is due and payable to Hitachi on [...***...] and if such payment is not made in full Exabyte will have failed to comply with the Payment Terms and Hitachi will have recourse as defined above;

       iii.     a merger, consolidation, or other corporate reorganization; termination of existence; insolvency; business failure; or cessation of the conduct of any substantial part of Exabyte's current normal business activity;

       iv.     except that such events as described in the above subparagraph shall not include in any way direct equity investment by individual and institutional investors, and any direct equity investment made by strategic or corporate investors shall not be included if such investments are limited so that they do not effectively constitute a merger or consolidation;

       v.      cancellation by [...***...] of the VXA-2 program.

Exabyte expects that [...***...] will make a product announcement for VXA-2 on xSeries platforms by March 11, 2003. If the product announcement does not occur by this date and there is no reasonable expectation for when it might occur, then Hitachi and Exabyte will meet to discuss arrangements for continuing the business relationship between the companies.

[...***...]

This Memorandum shall, when signed by Hitachi, Nihon Exabyte, and Exabyte representatives, supercede and replace any formal or informal agreements, memorandums or proposals whether oral or written made by the parties in December, 2002 or January or February, 2003 with regard to the repayment of the 12/31/02 Total Amount Payable. The existence and conditions of this agreement shall not be published or disclosed to 3rd parties without prior written consent of Hitachi and Exabyte.

By:________________________ By:________________________

Date:______________________ Date:_______________________

Exabyte Corporation Hitachi, Ltd.

By:________________________

Date:______________________

Nihon Exabyte Corporation

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